File No. 333-30052

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         POST EFFECTIVE AMENDMENT NO. 1

                             STARCRAFT CORPORATION.
                           --------------------------
             (Exact name of registrant as specified in its charter)

              Indiana                                     35-1817634
 -----------------------------------        ------------------------------------
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
                         incorporation or organization)

                   2703 College Avenue, Goshen, IN 46527 46527
               --------------------------------------------------
               (address of principal executive office) (zip code)

                 Starcraft Corporation 1997 Stock Incentive Plan
                 -----------------------------------------------
                            (Full title of the plans)

              Kelly L. Rose, 2703 College Avenue, Goshen, IN 46527
            --------------------------------------------------------
            (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (219) 533-1105
                          -----------------------------


                         CALCULATION OF REGISTRATION FEE

                                              Proposed           Proposed
                           Amount of          Maximum            Maximum           Amount of
Title of Securities       Shares to be     Offering Price    Aggregate Offering   Registration
to be Registered           Registered        Per Share             Price              Fee
                     ------------------------------------------------------------------------

Common Stock,
without par value             (1)               (1)               (1)                 (1)
     value $0.001
                     ------------------------------------------------------------------------

(1) This registration statement is being filed for the purpose of including a reoffer prospectus within the registration statement on Form S-8 (No. 333-30052) filed by the Company on February 10, 2000. Pursuant to Registration Statement No. 333-30052, the Company registered 250,000 shares of common stock. The fee for the registration of such 250,000 shares was previously paid in connection with such registration statement. Pursuant to Rule 416, no additional fee is required.

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X].

     This Post-Effective Amendment No. 1 is made solely to file the following reoffer prospectus for resale, pursuant to General Instruction C of Form S-8, of certain shares by Selling Shareholders named therein. This registration statement is not otherwise amended hereby and remains in full force and effect.

                               REOFFER PROSPECTUS


                              STARCRAFT CORPORATION


                                726,000 Shares of


                         Common Stock, without par value


     We have issued or may issue the 726,000 shares of our common stock, without par value ("Common Stock"), offered hereby (the "Shares") to Kelly L. Rose, G. Raymond Stults, Michael H. Schoeffler, Richard J. Mullin and David J. Matteson, who are herein collectively referred to as "Selling Shareholders." Pursuant to stock options granted to the Selling Shareholders, we have issued or may issue 306,000 of these Shares under the Starcraft Corporation 1993 Stock Incentive
Plan (the "1993 Incentive Plan") and 420,000 Shares under the Starcraft Corporation 1997 Stock Incentive Plan (the "1997 Incentive Plan") (collectively, the 1993 Incentive Plan and the 1997 Incentive Plan are referred to as the "Incentive Plans"). Selling Shareholders may offer some or all of the Shares issued to them under the Incentive Plans for sale from time to time at prices and terms negotiated in individual transactions, in brokers transactions negotiated immediately prior to sale, or in a combination of the foregoing. We will not receive any proceeds from such sales. Selling Shareholders and any broker-dealers who participate in selling the Shares may be deemed "underwriters" as defined by the Securities Act of 1933, as amended (the "1933 Act"). Commissions paid or discounts or concessions allowed such broker-dealers, as well as any profit received on resale of the Shares by broker-dealers purchasing for their own accounts may be deemed to be underwriting discounts and commissions. Selling Shareholders or purchasers of the Shares will pay all discounts, commissions and fees related to the sale of the Shares. We have paid the costs of filing this registration statement with the Securities and Exchange Commission (the "Commission") and will pay the costs of registering or qualifying the Shares under the securities laws of any jurisdiction where such registration or qualification is necessary. We estimate that the expenses of this offering, which we will incur, including registration fees, legal fees, transfer agent fees and printing costs, but excluding underwriting discounts and commissions which shall be paid by Selling Shareholders, will not exceed $5,000.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     THE PURCHASE OF THESE SECURITIES INVOLVES SUBSTANTIAL RISK. SEE "RISK FACTORS" ON PAGE 2.


     The Selling Shareholders will be selling the Shares at the then prevailing market price for our Common Stock. Our Common Stock is traded on the OTC Bulletin Board under the symbol "STCR.OB." On March 22, 2002, the closing sale price of the Common Stock was $3.90.


     No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this prospectus. If any such information is given or any such representation made, the information or representation should not be relied upon as if authorized by us. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Shares offered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction where it is unlawful to make such an offer or solicitation. The date of this prospectus is March 25, 2002. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that the information in this prospectus is correct any time subsequent to March 25, 2002.

                                TABLE OF CONTENTS



Summary........................................................................1

Our Company....................................................................1

Risk Factors...................................................................2

Use of Proceeds................................................................4

Selling Shareholders...........................................................4

Plan of Distribution...........................................................5

Description of Securities to be Registered.....................................6

Incorporation of Certain Information by Reference..............................6

Available Information..........................................................6

Disclosure of Commission Position on Indemnification for Securities Act
   Liabilities.................................................................7

                                     SUMMARY


     We have prepared this Reoffer Prospectus as part of the post effective amendment to our registration statement on Form S-8 under the 1933 Act, which was filed with the Commission on October 6, 1993, relating to the 306,000 Shares issued or to be issued to the Selling Shareholders pursuant to the 1993 Incentive Plan, and the registration statements on Form S-8 filed under the 1933 Act which were filed with the Commission on June 2, 1997 and February 10, 2000 relating to the 420,000 Shares issued to the Selling Shareholders pursuant to the 1997 Incentive Plan, any or all of which Shares may be offered for sale by the Selling Shareholders from time to time. This prospectus has been prepared in accordance with the requirements of form S-3 under the 1933 Act pursuant to General Instruction C of Form S-8 solely with regard to the resale of the Shares by the Selling Shareholders. Unless the context indicates otherwise, any of the terms "we," "us," "it," and "our" include and refer to Starcraft Corporation. Our principle executive offices are located at 2703 College Avenue, Goshen, Indiana 46527. Our telephone number is (219) 533-1105.


                                   OUR COMPANY

     We were organized as an Indiana corporation in 1990. Our business is comprised of two segments: direct Original Equipment Manufacturer ("OEM") automotive supply, and conversion vehicle parts. The OEM automotive supply segment adds accessories and upgrade packages to pickup truck and sport utility vehicles for delivery to an original equipment manufacturer, while the conversion vehicle parts segment supplies service parts and conversion kits to the custom van and pickup truck conversion market. Our OEM automotive supply operations are conducted primarily through Tecstar, LLC in which we hold a 50% ownership interest.

     Our customers operate primarily in the automotive industry. Our OEM automotive supply segment sales are to one customer in the United States, while our conversion vehicle parts segment sells product throughout North America, and export sales are principally to locations in Asia and northern Europe. During fiscal 2001, we sold our conversion vehicle business and shuttle bus and mobility vehicle business and we no longer maintain any operations in those business segments.

     Our shares currently are listed for quotation on the Over the Counter Electronic Bulletin Board ("OTCBB") under the symbol "STCR.OB."



                                  RISK FACTORS


     An investment in our Common Stock is highly speculative and involves a high degree of risk. Therefore, you should carefully consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our Common Stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole.


Our operations could be adversely affected by unforeseen general operating contingencies.


     We may not be able to attract and retain employees with sufficient skills to conduct our operations efficiently and may from time to time be subject to work slow-downs or stoppages. We may also be adversely affected by delay or unavailability of supply of numerous component parts. We will not always be able to satisfy our capital requirements with internally generated funds and may, from time to time, need to rely on bank financing and other third party capital resources. There is no assurance that such resources will always be available to us. There likewise is no assurance as to the terms that will apply to any financing we may obtain in the future or to our ability to continue to comply with such terms over time.


Potential future business acquisitions could disrupt our business or prove to be unprofitable.


     We may be engaged in negotiations from time to time regarding prospective acquisitions of related businesses. Such acquisitions could be material to our operations and, if effected, could have a material effect on our financial condition or results of operations. There is no assurance as to when or whether we will be able to effect acquisitions, whether we will be able to generate requisite funding to effect such acquisitions, or as to the terms on which such acquisitions may be effected. We may have less experience manufacturing and marketing the products of a company we may acquire than we have in our current business. There is no assurance that such new acquisitions will be profitable.


Reduced gasoline availability could adversely affect the demand for our products.


     A significant increase in the price of gasoline could reduce demand for our products because it would increase the cost of operating these products. Because many consumers finance their purchase of vehicles, the availability of financing and level of interest rates can affect a consumer's purchasing decision. A decline in general economic conditions or consumer confidence can be expected to affect our sales adversely.


The success of our business depends to a significant extent upon our OEM automotive supply sales to General Motors.


     All of our OEM automotive supply sales in 2001, 2000 and 1999 were to General Motors. Our OEM automotive supply sales are directly impacted by the size of the automotive industry and GM's market share. Further, GM periodically reduces production or closes plants for several months for model changeovers. During the fourth quarter of fiscal year 2000, one of our two manufacturing facilities was substantially shut down as a result of GM's model changeover. This adversely affected our fourth quarter results. The shut down continued through the second quarter of fiscal 2001. A decline in sales in the automotive market or in GM's automotive sales, or production cutbacks and plant shut downs for model changeovers by GM, could have an adverse impact on our sales and profits. Sales of the automotive supply segment are subject to long-term contracts with GM. Continued sales and growth of this segment is subject to our ability to continue to satisfactorily perform and to obtain such contracts over time. Our failure to do so could adversely affect our business.


Failing to comply with applicable regulations could adversely affect our results of operations.


     We are subject to various foreign, federal, state and local regulations. We must comply with certain Federal and state regulations relating to the disposition of hazardous wastes generated in our production processes. Our failure to comply with applicable regulations or changes in current regulations, including the adoption of new safety or environmental standards, could materially adversely affect our results of operations.


Competition may limit our growth and profitability.


     The OEM Automotive Supply business is highly competitive, with several large companies competing in this market. There is no assurance we will be able to maintain our current competitive position in this market. Our future growth and productivity could be adversely affected if we are unable to successfully compete in the future.


Potential product liability claims could adversely affect our profitability.


     Like other automotive manufacturers, we may be subject to claims that our products caused or contributed to damage or injury sustained in vehicle accidents or may be required to recall products deemed unsafe. Any such claims in excess of our insurance coverage or material product recall expenses could adversely affect our financial condition and results of operations.


Voting control by management and anti-takeover provisions in our articles of incorporation could impede potential takeovers.


     The Selling Shareholders collectively control 43% of the shares of Common Stock, including the Shares held subject to the Incentive Plans. The voting power of their shares will likely enable them, acting together, or Mr. Rose, who owns individually 34.7% of the outstanding shares of Common Stock, including the Shares held subject to the Incentive Plans, to determine the outcome of elections of directors and other matters submitted for shareholder consideration. See "Selling Shareholders." Our Articles of Incorporation contain certain provisions which could be an impediment to a non-negotiated change in control, including provisions for the issuance of series of preferred stock with preferences determined by our Board of Directors without obtaining shareholder approval thereof. The Board of Directors is separated into three classes, serving staggered three-year terms. Such staggered terms could have the effect of delaying a change in a majority of the directors for up to two years, even if holders of a majority of the outstanding shares of Common Stock desired such a change. Further, Indiana law contains provisions that restrict the acquisition of control of us. These provisions, along with the effective voting control of our management, could impede potential merger transactions or block changes to our articles of incorporation, which could adversely affect the trading price of our stock.


We have never paid dividends on our Common Stock and do not intend to do so in the near future.


     We have not paid dividends on our Common Stock in the past and do not intend to pay any dividends to shareholders in the foreseeable future. We intend to retain earnings, if any, for use in the operation and expansion of our business. Any investor who purchases our Common Stock should not anticipate receiving any dividends on the Common Stock at any time in the foreseeable future. Payment of dividends is within the discretion of our Board of Directors and will depend, among other things, upon earnings, capital requirements, any financing agreement covenants and the financial condition of the Company.


Our Shareholder Rights Plan may make potential tender offers or takeover attempts more difficult.


     In August 1997, we adopted a Shareholder Rights Plan issuing one right for each outstanding share of Common Stock. Each right entitles the registered holder to purchase from us one share of Common Stock at $15 per share, subject to adjustment. The rights become exercisable if a person or group (other than certain related persons) acquires or announces a tender offer for prescribed percentages of our shares Common Stock or is declared an "adverse person" by our Board of Directors. In these events, each right holder may purchase shares of Common Stock with a value equal to twice the exercise price. Furthermore, if we engage in certain mergers or similar business combinations, a right holder may purchase shares of the acquiring company with a value of two times the purchase price of the right. The rights expire on August 12, 2007. These provisions could may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt which our management opposes. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.


The issuance of additional shares of our Common Stock will reduce the ownership and voting power of our shareholders.


     The exercise by the Selling Shareholders of all of the options they hold under the Incentive Plans would increase the amount of our outstanding Common Stock by 726,000 shares, or by approximately 17%. Mr. Rose and Mr. Stults also hold rights to acquire an additional 900,000 shares of Common Stock in the aggregate. Potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price of our outstanding shares of Common Stock. If these shares are issued from our authorized but unissued shares, such issuance will reduce the proportionate ownership and voting power of our existing shareholders. Further, if the Selling Shareholders retain the Shares they acquire upon their exercise of the options they hold, their respective holdings of Common Stock, and the effective voting control that they currently collectively hold, would increase.


The limited market for our Common Stock may adversely affect its market price.


     Our Common Stock is listed for quotation on the OTCBB, which is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter ("OTC") equity securities. An OTC equity security generally is any equity that is not listed or traded on Nasdaq or a national securities exchange. Although the OTCBB facilitates purchases and sales of listed shares, our Common Stock has generally been thinly traded. Because an active market for our Common Stock does not exist and is not likely to develop in the near future, you may not be able to sell Shares promptly or perhaps at all, or sell Shares at a price equal to or above the price you paid for them. Accordingly, the Shares may not be appropriate as a short-term investment.


                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholders.


                              SELLING SHAREHOLDERS


     The Selling Shareholders may sell, from time to time, a total of up to 306,000 Shares issued pursuant to the 1993 Incentive Plan and up to 420,000 Shares issued pursuant to the 1997 Incentive Plan, as described and set forth in the registration statements on Form S-8 for the respective plans. The five Selling Shareholders are Kelly L. Rose, G. Raymond Stults, Michael H. Schoeffler, Richard J. Mullin and David J. Matteson.


     Kelly Rose is our chief executive officer and director. He also serves as chairman of the board and chief executive officer of our subsidiary, Tecstar, LLC. Raymond Stults, Michael Schoeffler and David Matteson serve as our directors. Richard Mullin is our President and Chief Operating Officer.


     The following table sets forth certain information regarding the beneficial ownership of Common Stock by the Selling Shareholders as of March 19, 2002, and the number of Shares being offered by this prospectus.


                        Number of Shares                                      Number of Shares Beneficially     Percentage
                        Beneficially Owned             Number of Shares       Owned After Offering Presuming    of Outstanding
Name                    Prior to Offering(1)               Offered            All Shares Offered Are Sold       Shares
----                    -----------------                  -------           ---------------------------        --------------

David J. Matteson           14,500(2)                      13,000                          1,500                        *

Richard J. Mullin          114,000(2)                     110,000                          4,000                      2.6%

Kelly L. Rose            1,731,379(2)(3)(4)               400,000                      1,331,379                     37.1%

Michael H. Schoeffler      238,257(2)                     190,000                         48,257                      5.4%

G. Raymond Stults           28,100(2)(4)                   13,000                         15,100                        *

---------------------------
     *indicates less than 1%


(1) Based upon information furnished by the respective Selling Shareholders as of March 19, 2002. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest with respect to the shares. Includes shares beneficially owned by members of the immediate families of the Selling Shareholders residing in their homes and also includes all Shares held under the Incentive Plans.


(2) Includes the following shares subject to options granted under the Incentive Plans: 219,500 shares held under the 1993 Incentive Plan and 180,500 shares held under the 1997 Incentive Plan by Mr. Rose; 60,000 shares held under the 1993 Incentive Plan and 130,000 shares held under the 1997 Incentive Plan by Mr. Schoeffler; 25,000 shares under the 1993 Option Plan and 85,000 shares under the 1997 Option Plan held by Mr. Mullin; 1,500 shares held under the 1993 Incentive Plan and 11,500 shares under the 1997 Incentive Plan by Mr. Stults; and 13,000 shares held under the 1997 Incentive Plan by Mr. Matteson.


(3) Includes 100,000 shares owned by Mr. Rose's spouse, and 10,450 shares held in a charitable foundation as to which Mr. Rose disclaims beneficial ownership.


(4) Excludes 400,000 options issued (200,000 each) to Messrs. Rose and Stults in connection with the November 1998 refinancing of our revolving credit arrangements and 500,000 options issued (250,000 each) to Messrs. Rose and Stults in connection with the December 2000 refinancing of our revolving credit arrangements.


                              PLAN OF DISTRIBUTION


     Selling Shareholders may sell the Shares from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Sales of Shares may be effected at the time of, and in connection with, the Selling Shareholder's exercise of options under which we issue such Shares to the Selling Shareholder. Selling Shareholders expect to employ brokers or dealers in order to sell the Shares. Brokers or dealers engaged by Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders or from purchasers in amounts to be negotiated immediately prior to the sale, which commissions and discounts are not expected to deviate from usual and customary brokers' commissions. Neither we nor Selling Shareholders expect to employ, utilize or otherwise engage any finders to assist in the sales of the Shares.


     There is no assurance that Selling Shareholders will offer for sale or sell any or all of the Shares registered pursuant to this prospectus.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED


     We have the authority to issue 10,000,000 shares of Common Stock. As of March 19, 2002, there were 4,267,059 shares of our Common Stock issued and outstanding. The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of shares of Common Stock have no cumulative, conversion, preemptive, dividend or other subscription rights, and there are no redemption provisions applicable to the Common Stock.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The following documents filed by us with the Commission are hereby incorporated herein by reference:


1.   Our Annual  Report on Form 10-K for the fiscal  year  ended  September  30,
     2001.


2. All reports filed by us with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since the end of the fiscal year ended September 30, 2001.


3. The description and specimen certificate of our Common Stock contained in our registration statement under the 1934 Act, including any amendment or report filed for the purpose of updating such description.


     Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Form S-8 have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


                              AVAILABLE INFORMATION


     We are subject to the reporting requirements of sections 13 and 15 (d) of the 1934 Act and, in accordance therewith, file reports and other information with the Commission. Such reports, proxy statements and other information we have filed can be inspected and copied at the public reference facilities maintained by the Commission in Washington D.C. at 450 Fifth Street, N.W., 20549, and at the following regional offices located at 26 Federal Plaza, Room 1100, New York, New York 10278; 219 Dearborn Street, Room 1228, Chicago,
Illinois, 60604; and at 410 Seventeenth Street, Suite 700, Denver, Colorado 80202. Copies of these materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.


     We will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon the oral or written request of such person, a copy of any and all information incorporated by reference into this prospectus. Requests for such information may be directed to Richard J. Mullin at 2703 College Avenue, Goshen, Indiana 46527. We will furnish annual reports to our shareholders, which will contain financial statements audited by independent accountants, and such other reports as we may determine to furnish upon written request by each shareholder or as may be required by law.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES


     Article 10 of our Articles of Incorporation, pursuant to authority contained in the Indiana Business Corporation Law, provides for the indemnification of our officers and directors against expenses, judgments, settlements, penalties and fines that may be incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they are made parties if they acted in good faith and in a manner they reasonably believed, in the case of conduct in their official capacity, was in our best interest and, in all other cases, was not opposed to our best interests and, with respect to any criminal action or proceeding, they either had reasonable cause to believe their conduct was lawful or no reasonable cause to believe their conduct was unlawful. Such indemnification is required in cases where the directors or officers are successful, on the merits or otherwise, in the defense of any claim, issue or matter.


     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or control person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the 1933 Act and we will be governed by the final adjudication of such issue.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 8.  Exhibits


The following exhibit is filed with this Amendment No. 1 (in addition to those previously filed or incorporated by reference):


          Exhibit 23.1 - Consent of Crowe, Chizek and Company, LLP

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goshen, in the State of Indiana, on this 26th day of March, 2002.


                                            STARCRAFT CORPORATION

                                            By:/s/ Kelly L. Rose
                                               ---------------------------------
                                                  Kelly L. Rose
                                                  Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                Title                          Date

(1)  Principal Executive Officer:                              )
                                                               )
/s/ Kelly L. Rose                       Chief Executive Officer)
--------------------------------
Kelly L. Rose                                                  )
                                                               )
/s/ Richard J. Mullin                                          )
--------------------------------        President and Chief    )
Richard J. Mullin                       Financial Officer      )
                                                               )
(2)  A Majority of the                                         )
        Board of Directors                                     )
                                                               )
/s/ G. Raymond Stults                                          )
--------------------------------                               )
G. Raymond Stults                                              )
                                                               )
KELLY L. ROSE                           Director               )
                                                               )
DAVID J. MATTESON                       Director               )  March 26, 2002
                                                               )
ALLEN H. NEUHARTH                       Director               )
                                                               )
MICHAEL H. SCHOEFFLER                   Director               )
                                                               )
                                                               )
By:/s/ Kelly L. Rose                    Director               )
   -----------------------------                               )
     Kelly L. Rose                                             )
     Attorney-in-Fact                                          )

                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Starcraft Corporation and Subsidiaries
Goshen, Indiana


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Starcraft Automotive Corporation 1993 Stock Incentive Plan (SEC File No. 33-70030), and in the Registration Statements on Form S-8 pertaining to the Starcraft Corporation 1997 Stock Incentive Plan (SEC File No. 333-28247 and 333-30052) of our report dated November 21, 2001, on the consolidated financial statements of Starcraft Corporation and Subsidiaries as of September 30, 2001 and October 1, 2000 and for each of the three years in the period ending September 30, 2001 included in the Annual Report (Form 10-K) for the years ending September 30, 2001.


                                 /s/ Crowe, Chizek and Company LLP

                                 Crowe, Chizek and Company LLP


Elkhart, Indiana
March 25, 2002